SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

MARCH 5, 2003

BETA OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68381	86-0876964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 S. Yale, Suite 813, Tulsa, OK	74136
(Address of principal executive offices)	(Zip Code)

(918) 495-1011

(Registrant’s telephone number, including area code)

Item 5.    OTHER EVENTS.

On March 5, 2003, the Company announced its financial results for the year ended and the three months ended December 31, 2002. These results included a fourth quarter non-cash, full cost ceiling impairment charge primarily due to a reclassification of the estimated oil and gas reserves attributable to the Company’s Jackson County, Texas properties. A copy of the press release announcing these results is included as an exhibit to this report and incorporated herein by reference.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release dated March 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

BETA OIL & GAS, INC.

Date: March 7, 2003	By:	/s/ Joseph L. Burnett
Joseph L. Burnett Chief Financial Officer and Principal Accounting Officer

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